                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 22, 1998 included in XcelleNet, Inc.'s Form 10-K for the year ended December 31, 1997 in this Current Report on Form 8-K and into Sterling Commerce, Inc.'s previously filed (i) Registration Statements on Form S-3 (Commission File Nos. 333-48317, 333-13959 and 333-13955), (ii) Registration Statement on Form S-4 (Commission File No. 333-56475), and (iii) Registration Statements on Form S-8 (Commission File Nos. 333-40827 and 333-37523).


                                             /s/ Arthur Andersen LLP

Atlanta, Georgia
July 20, 1998